EXHIBIT 10.30

     THIS AGREEMENT ("Agreement") is made and entered into this 9th day of April, 1999, by and between Peter M. Stazzone, a married man, President of SATLINK 3000, Inc., a Nevada Corporation ("SATLINK"), 5050 N. 19th Avenue, Phoenix, AZ 85015 (hereinafter "Stazzone"), and IPVoice COMMUNICATIONS, INC., a Nevada corporation (the "Company" or "IPVoice"), with offices at 5901 South Middlefield Road, Suite 100, Littleton, Colorado 80123 (hereinafter collectively referred to as the "Parties").

                                   WITNESSETH:

         WHEREAS, SATLINK, and Stazzone on behalf of SATLINK, the shareholders of SATLINK and Company are presently engaged in negotiations for the exchange of stock of SATLINK for shares of the Company pursuant to that certain Agreement For The Exchange Of Common Stock (the "Exchange Agreement") by and between IPVoice, as Issuer, and SATLINK and its shareholders dated April 7, 1999; and

         WHEREAS, the Company desires that, as part of the contemplated transaction under the Exchange Agreement, Stazzone assist with the acquisition and transition of SATLINK by and into the Company, relinquish his shares in SATLINK, and remain with and be employed by the Company pursuant to the terms and conditions set forth herein; and

         WHEREAS, Stazzone desires to assist the Company with the acquisition and transition of SATLINK by and into the company to relinquish his shares in SATLINK and to be employed upon the successful consummation of the acquisition of SATLINK by the Company as contemplated under the terms of the Exchange Agreement pursuant to the terms hereof as to be more specifically delineated in definitive agreements and documents to be entered into by the Parties incorporating the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Stazzone and the Company agree as follows:

                                    ARTICLE I
                                      TERM

1. Term: The Company hereby engages and employs Stazzone and Stazzone hereby accepts, for and in consideration of the compensation, stock grant, stock options, and benefits herein provided, the Position of Chief Financial Officer of the Company from the date of the Closing under the Exchange Agreement (as defined therein) until the ^ (third /s/ BW, /s/ PS) anniversary thereof, unless sooner terminated pursuant to the parties' rights to terminate to be set forth in more definitive agreements between the Parties, including but not limited to a definitive Employment Agreement ("Employment Agreement").

                                   ARTICLE II
                               COMPANY'S COVENANTS

2.  The  Company  shall  provide  Stazzone  with  the  following   compensation,
remuneration and benefits in consideration of his services in assisting in the acquisition and transition of SATLINK by and into the Company, relinquishment

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of his shares in SATLINK,  and for his duties as an officer of the Company after the Closing under the Exchange Agreement:

(A) A beginning Monthly base salary of $5,000.00 "net" after all deductions, withholdings, etc., which base shall be increased to an annual base salary of a minimum of $140,000.00 on the earlier to occur of August 15, 1999, or Company Board of Directors' approval, which shall not be unreasonably withheld, as more specifically set forth in the Employment Agreement to be entered into by the Parties on or after the Closing of the Exchange Agreement ("Employment Agreement").

(B) Additional perquisites and benefits such as a company automobile, 401K Plan, deferred compensation plan, medical/dental plans, clubs, memberships and similar forms of compensation which are in effect for other officer/key employees or become available and/or are approved by the Board of the Company, as more specifically set forth in the Employment Agreement.

(C) Maintenance of Stazzone's current SATLINK medical insurance, life insurance, long distance and cellular telephone reimbursement unless and until a more favorable policy is adopted by the Company for such benefits, the latter of which shall likewise be provided to Stazzone, as more specifically set forth in the Employment Agreement.

(D) Issuance of a non-refundable and non-revocable stock grant to Stazzone for 200,000 shares of the Company's effective on the Closing under the Exchange Agreement and delivered to Stazzone by the Company on the earlier of the first anniversary date thereof or Stazzone's termination hereunder, regardless of whether such termination is the result of action by Stazzone or the Company. Such stock grant shall be deemed earned upon the Closing under the Exchange Agreement ("Stock Grant") as more specifically set forth in the Stock Grant Agreement to be entered into by and between the Parties on or after the Closing under the Exchange Agreement ("Stock Grant Agreement").

(E) Issuance of stock options pursuant to a more definitive Stock Option Agreement which shall be executed by the Company and Stazzone on or after the Closing of the Exchange Agreement whereby Stazzone shall be issued options for a minimum of 200,000 shares of the Company's common stock, vested over three years,, exercisable at $1.00 per share, provided there has been execution by Stazzone of his assigned duties, as set forth in his written job description ("Stock Option Agreement").

(F) Issuance of a Company stock bonus for a minimum of 100,000 shares of the Company's common stock, payable by the Company to Stazzone, resulting from the successful endeavors of the Company with Netgenie and/or Jim Giannoit, the share amount to be determined by the Company's Board, which shall be timely and not unreasonably withheld ("Netgenie Bonus"). Such stock bonus shall be effective and deemed earned upon the closing under the Exchange Agreement earlier of the first anniversary date thereof or Stazzone's termination hereunder, regardless of whether such termination is the result of action by Stazzone or the Company, as more specifically set forth in a Bonus Agreement to be entered into by and between the Parties on or after the Closing under the Exchange Agreement. ("Bonus Agreement").

(G) A similar Company stock and/or cash bonus upon the successful consummation of transactions brought about by Stazzone's identification/efforts effective upon Board approval, which shall be timely and not unreasonably withheld ("Finder's Bonus").


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(H) Stazzone to remain  headquartered in his present location in Phoenix until a final decision has been made by the Company as to permanent headquarters for the Company.

(I) Upon such final decision as to the Company headquarters, the Company shall pay for and/or reimburse Stazzone for all direct and indirect costs and expenses of relocation, including but not limited to interim housing expenses of relocation, including but not limited to interim housing expenses while securing a new home, moving expenses in accordance with a budget approved by the Company's Board; and

(J) Annually a four (4) week paid vacation.

                                   ARTICLE III
                                   TERMINATION

         3.1 Termination by Company: Upon the occurrence of any of the events set forth below, this Agreement shall, at the election of the Company, be terminated prior to the end of the Term upon written notice of such termination from Company to Stazzone :

         (A) If Stazzone should fail to keep, observe or perform any covenant, agreement, term or provision of his Employment Agreement; or

         (B) Upon the negligence, fraud or willful misconduct of the Stazzone.

         3.2 Termination Fee: In the event the Company terminates this Agreement for reasons other than (A) or (B) setforth herein and above, and subject to Stazzone's faithful Performance of his duties to the Company, the Company shall pay an amount ("Termination Fee") to Stazzone equal to one (1) year's annual salary (calculated on the basis of the immediately preceding Operating Period), if such termination occurs during the first three (3) years of the Term, as more specifically set forth in the Employment Agreement to be entered into by the Parties on or after the Closing of the Exchange Agreement.

                                   ARTICLE IV
                                 TRANSFERABILITY

         4.1 Personal Services: This Agreement is considered to be a personal service contract with respect to Stazzone. Accordingly, except as expressly set forth herein to the contrary, Stazzone shall not have the right to assign, transfer or devolve upon any other person or entity, by operation of law or otherwise, any of the rights in and to or obligations and duties under this Agreement without the prior written consent of the Company. No assignment, whether requiring the Company's consent or not, shall relieve or release Stazzone of any obligations, duties or liabilities hereunder and the Company's consent to any assignment shall not be deemed to be a consent to any subsequent assignment.

         4.2 Company: The Company may assign, transfer and convey this Agreement and its rights, title and interests therein to any successor or assign, and in such event, upon the transferee assuming the Company's obligations hereunder no further liability or obligation shall thereafter accrue against the Company hereunder.



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                                    ARTICLE V
                                    REMEDIES

5.1 Integration: This Agreement and the Exchange Agreement are integrated each with the other, provided however, that no default under this Agreement nor the agreements to be entered into by the Parties in connection herewith, as contemplated herein, shall excuse performance by the Company of its obligations under the Exchange Agreement, which shall continue to remain in full force and legal effect and survive the termination or cancellation of this Agreement. A default by the Company under this Agreement may be deemed by Stazzone a default under the Exchange Agreement and, in such event, Stazzone, at his sole discretion, shall have all rights and remedies provided under each Agreement against the Company.

5.2 Injunction: The parties hereto understand, accept and agree that a default and/or breach by the Company hereunder will result in irreparable harm to Stazzone due to the loss of his present position with SATLINK, his shares therein and the merger of SATLINK into the Company, and that Stazzone shall have the right, remedy and authority to seek and obtain a mandatory injunction directing the Company to perform its obligations to Stazzone hereunder without the requirement of posting a bond, making a showing of irreparable harm or probable success of prevailing on the merits of such injunction proceeding.

5.3 Liquidated Damages: The parties hereto agree that it would be impossible to quantify monetarily the damages that would be suffered by Stazzone in the event of the breach by the Company of any one or more of its obligations to Stazzone hereunder and therefore agree that in lieu of his injunctive remedies provided for herein above, Stazzone may elect, at his sole discretion, to be compensated by the Company for such breach in the liquidated damage amount of $200,000.00 which each of the parties hereto mutually agree is a fair and reasonable amount to compensate Stazzone for the Company's breach and Stazzone's change of position in reliance upon the Company's promises, agreements and covenants herein.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.1 Notices: Any notice, communication or election to be given under the terms of this Agreement shall be in writing and delivered in person or deposited, certified or registered, return receipt requested, in the United States Mail, postage prepaid, addressed as follows:

If to Company:    IPVoice Communications, Inc.
                           Attention:
Address first set forth herein and above

If to Stazzone:            Peter M. Stazzone
Address first set forth herein and above

or to such other address as either party may hereafter designate by notice hereunder. Such notices shall be considered as given or received, as the case may be, immediately if delivered in person or seventy-two (72) hours after deposit in the United States Mail.

6.2 Complete Agreement: This Agreement constitutes and embodies the full and complete understanding of the parties hereto with respect to the employment and compensation of Stazzone by the Company, and EXCEPT FOR the Exchange Agreement
provided for herein and above, supersedes   all  prior  or   contemporaneous

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understandings,  agreements or representations, whether oral or in writing. This
Agreement may only be amended, modified or changed by written instrument executed by both parties hereto.

6.3 Governing Law: This Agreement shall be governed by, enforced and construed in accordance with the laws of the State of Arizona. The parties hereto agree that the proper jurisdiction and venue for any litigation proceeding arising hereunder shall be the Maricopa County Superior Court for the State of Arizona or the Federal District Court for the District of Arizona (Phoenix Division).

6.4 Headings: The Article and Section headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provisions of this Agreement.

6.5 Assigns: Subject tot he provisions of Article IV, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6.6 Attorneys' Fees: In the event that the Company defaults under or otherwise breaches this Agreement, Stazzone shall have the right to recover and otherwise be reimbursed for any and all costs and expense incurred in connection with settling and litigating such matter hereunder, including but not limited to, attorneys' fees, experts and witnesses' fees, court costs and disbursements.

6.7 Waiver: No waiver by Stazzone of any breach by the Company of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by Stazzone to seek a remedy for any breach be a waiver by Stazzone of his rights and remedies with respect to that or any other breach.

6.8 Invalid, Illegal or Unenforceable Provisions: In case any provision of the Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such provision had never been contained herein; provided, however, that this Agreement will be construed in such a manner so as to enable Stazzone to obtain the practical realization of all benefits and rights contemplated to be acquired and/or granted hereunder.

6.9 Execution of Documents; Actions by Parties: The Company shall execute all documents and do all things as may be necessary to accomplish the objectives of this Agreement. This Agreement may be executed by the parties hereto in counterpart originals, all of which shall constitute but one instrument.

6.10 Survival: This Agreement shall survive and not be merged in the execution and delivery of any other documents and shall specifically survive the consummation and/or fulfillment of the Exchange Agreement. The provisions hereof are cumulative with those contained in the Exchange Agreement or any other documents executed or delivered in connection therewith.




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IN WITNESS WHEREOF, the parties,  through their duly authorized  representatives as appropriate, have executed this Agreement in multiple counterparts, each of which shall have the force and effect of any original, as of the date and year first above written.

                                            PETER M. STAZZONE
                                            /s/ Peter M. Stazzone
                                            --------------------------------
                                            Peter M. Stazzone

                                            IPVOICE COMMUNICATIONS, INC.,
                                            A Nevada Corporation
                                            By:/s/ Barbara S. Will
                                            ----------------------------------





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